Exhibit 10.32

AMENDED AND RESTATED
AGREEMENT FOR RESTRICTED STOCK AWARD

This Amended and Restated Agreement for Restricted Stock Award (the "Agreement") is between FIRST FINANCIAL BANCORP., an Ohio corporation (the "Corporation"), and who, as of April 13, 2009, which is the effective date of this Agreement, is an employee of First Financial Bank, National Association (the "Employee"):

WHEREAS, the Corporation established the 1999 Stock Incentive Plan for Officers and Employees (the "Plan") and a Committee of the Board of Directors of the Corporation designated in the Plan (the "Committee") approved the execution of this Agreement containing the Restricted Stock Award to the Employee upon the terms and conditions hereinafter set forth:

NOW THEREFORE, in consideration of the mutual obligations contained herein, it is hereby agreed:

1.
Award of Restricted Stock.  The Corporation hereby awards to Employee as of the date of this Agreement shares of restricted common stock of the Corporation without par value ("Common Stock"), in consideration of services to be rendered.  The number of shares of restricted Common Stock is being adjusted to comply with 31 CFR Part 30 – TARP Standards for Compensation and Corporate Governance; Interim Final Rule, which became effective on June 15, 2010 (“TARP Rules”).

2.
Restrictions on Transfer.  The shares of restricted Common Stock so received by the Employee and any additional shares attributable thereto received by the Employee as a result of any stock dividend, recapitalization, merger, reorganization or similar event are subject to the restrictions set forth herein and may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period, except as permitted hereby.

3.	Restriction Period.

(a)
The term “Restriction Period” as used in this Agreement shall mean the period that begins as of the date of this Agreement and ends with respect to the restricted Common Stock granted under this Agreement as of the applicable anniversary date(s) of the date of this Agreement (the "Anniversary Dates") as set forth in Schedule 3(a).

The Restriction Period is being adjusted to comply with the TARP Rules.

Notwithstanding the foregoing, if the Committee determines that there has been a Change in Control (as such term is defined in the Plan), the Restriction Period ends with respect to such shares of restricted Common Stock, effective as of the date of such Change in Control (as determined by the Committee).

Schedule 3(a)

Shares of Restricted Common Stock
Anniversary Date	First Eligible to Vest on
of this Agreement	Indicated Anniversary Date
1st Anniversary Date	0%
2nd Anniversary Date	50%
3rd Anniversary Date	25%
4th Anniversary Date	25%

(b)
If, on the date of this Agreement, the Employee is subject to the limitations on bonus payments (“Bonus Limitations”) set forth in Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations promulgated thereunder (“EESA”), then , notwithstanding Section 3(a), the shares of restricted Common Stock with respect to which the Restriction Period has lapsed shall  only become transferable (as defined in 26 C.F.R. 1.83-3(d)) based on the date on which the Corporation repays the percentage of aggregate financial assistance received under the Troubled Assets Relief Program (“TARP Funds”) as set forth in Schedule 3(b).

Schedule 3(b)

Amount of TARP Funds Repaid	Shares of Common Stock First Eligible to Become Transferable
25%	25%
50%	25%
75%	25%
100%	25%

Notwithstanding the foregoing:

(i)
The Employee shall forfeit any restricted Common Shares for which the Restriction Period has lapsed or that have become transferable if the Employee does not continue performing substantial services for the Corporation for at least two years from the date of grant (other than due to the Employee’s earlier death, disability or the occurrence of a change in control event (as defined in 26 C.F.R. 1.409A-3(i)(5)(i));

(ii)
If, prior to the date that any restricted Common Shares for which the Restriction Period has not lapsed, the Committee determines that there has been a Change in Control, the Restriction Period with respect to any shares of restricted Common Stock for which the Restriction Period has not yet ended shall be determined pursuant to Schedule 3(a) (disregarding any provisions relating to a Change in Control); and,

(iii)
If the Employee does not make an election under Internal Revenue Code Section 83(b), the Committee may make a portion of the restricted Common Stock transferable that is reasonably required for the Employee to pay the federal, state, local or foreign taxes that are anticipated to apply to the income recognized due to the restricted Common Stock being deemed to be substantially vested (as defined in 26 CFR 1.83-3(b)).  The portion of the restricted Common Stock made transferable for this purpose may occur at any time beginning with the date upon which the restricted Common Stock is deemed to be substantially vested and ending on December 31 of that calendar year.

(c)
If on the date of this Agreement Employee is not subject to the Bonus Limitations, but, during the Restriction Period as defined in Section 3(a), Employee becomes subject to the Bonus Limitations, the provisions of Section 3(b) shall apply to the portion of the restricted Commons Shares for which  the “Restriction Period” has not yet ended (“Remaining Restricted Common Stock”) and the second column of Schedule 3(b) shall be applied to determine the transferability of such Remaining Restricted Common Stock rather than all shares of restricted Common Stock granted under this Agreement.

(d)
The ending of the Restriction Period also may be referred to in this Agreement as the vesting of the restricted Common Stock or as when the Common Stock vests.  However, for any Employee to whom the Bonus Limitations apply, any reference to the ending of the Restriction Period shall mean the restricted Common Stock becoming substantially vested (as that term is defined in 26 C.F.R. 1.83-1(b))Subject to the provisions of Sections 3(b) and 3(c), the Committee may, at the time of the granting to the Employee of the restricted Common Stock or at any time thereafter, reduce or terminate the Restriction Period otherwise applicable to all or any portion of the restricted Common Stock, provided, however, that if the Employee is a Covered Employee (as defined in the Plan), any applicable Benchmarks have been satisfied, or the Covered Employee has terminated employment due to his or her death or Disability (as defined in the Plan).

4.
Forfeiture Provision.  Notwithstanding any other provision of this Agreement, Employee hereby agrees that if his or her employment with the Corporation is terminated for any reason, voluntarily or involuntarily, whether by retirement, death, disability, resignation or dismissal for cause or otherwise, and such termination is prior to the ending of the Restriction Period applicable to any shares of the restricted Common Stock, the Employee's ownership and all related rights with respect to all shares of Common Stock for which the Restriction Period has not ended as of the employment termination date will be forfeited automatically on the date of termination, and the Corporation automatically will become the sole owner of such shares as of such date.

References to the Corporation in this Section include the Corporation's subsidiaries and Affiliates.  A transfer of the Employee's employment between subsidiaries and/or Affiliates of the Corporation or between any subsidiary or Affiliate and the Corporation will not be considered a termination of employment for purposes of this Agreement.  Notwithstanding the foregoing, an Employee's employment will be considered terminated for purposes of this Agreement as of the date that the Employee's employing subsidiary or Affiliate ceases to be a subsidiary or Affiliate of the Corporation for any reason, unless prior to or as of such date the Employee's employment is transferred to the Corporation or to a remaining subsidiary or Affiliate of the Corporation.  For purposes of applying the Bonus Limitations, the Corporation’s Common Stock constitutes stock of an eligible issuer of service recipient stock (as defined in 26 C.F.R. 1.409A-1(b)(5)(iii)(E)).

5.	Stock Certificates.

(a)
Upon award of the restricted Common Stock to the Employee, one or more stock certificates which evidence such shares of restricted Common Stock will be issued by the Corporation for the benefit of the Employee.  Each such stock certificate will be deposited with and held by the Corporation or its agent.  Any certificate for restricted Common Stock of the Corporation resulting from any stock dividend, recapitalization, merger, reorganization or similar event will also be deposited with and held by the Corporation or its agent.  All such stock certificates and Common Stock evidenced thereby will be subject to the forfeiture provisions, limitations on transferability and all other restrictions herein contained.  The Employee hereby agrees to deposit with the Corporation stock powers endorsed by the Employee in blank and in such number as requested by the Corporation.

(b)	All stock certificates for shares of restricted Common Stock issued during the Restriction Period will bear the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees and an Agreement for Restricted Stock Award.  Copies of such Plan and Agreement are on file at the offices of First Financial Bancorp., Cincinnati, Ohio."

(c)
With regard to any shares of restricted Common Stock which cease to be subject to restrictions pursuant to Section 3, the Corporation will, within sixty (60) days of the date such shares cease to be subject to restrictions, transfer Common Stock for such shares free of all restrictions set forth in the Plan and this Agreement to the Employee or the Employee's designee, or in the event of such Employee's death subsequent to expiration of the Restriction Period, to the Employee's legal representative, heir or legatee.

6.	Shareholder's Rights. Subject to the terms of this Agreement, during the Restriction Period:

(a)
The Employee will have, with respect to the restricted Common Stock, the right to vote all shares of the restricted Common Stock received under or as a result of this Agreement, including shares which are subject to the restrictions on transfer in Section 2 and to the forfeiture provisions in Section 4 of this Agreement.

(b)
Cash dividends paid with respect to restricted Common Stock during the Restriction Period will be paid in cash to the Employee at the same time that cash dividends are paid to the Corporation’s other shareholders, except to the extent prohibited by the Bonus Limitations.

(c)
Dividends payable in Common Stock with respect to the restricted Common Stock during the Restriction Period will be held subject to the vesting of the underlying restricted Common Stock and then automatically paid in the form of Common Stock to the Employee at the same time that the underlying Common Stock is transferred to the Employee.

7.
Regulatory Compliance.  The issue of shares of restricted Common Stock and Common Stock will be subject to full compliance with all then-applicable requirements of law and the requirements of the exchange upon which Common Stock may be traded, as set forth in the Plan.

8.
Withholding Tax.  The Employee agrees that, in the event that the award and receipt of the restricted Common Stock or the expiration of restrictions thereon results in the Employee's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Corporation, subject to withholding of tax at source by the Employee's employer, the Employee will pay to such Employee's employer an amount equal to such withholding tax or make arrangements satisfactory to the Corporation regarding the payment of such tax (or such employer on behalf of the Corporation may withhold such amount from Employee's salary or from dividends paid by the Corporation on shares of the restricted Common Stock or any other compensation payable to the Employee).

9.
Investment Representation.  The Employee represents and agrees that if he or she is awarded and receives the restricted Common Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement pertaining to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(A)(3) of said Act, (i) he or she will accept and receive such shares for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such award and receipt, he or she will furnish to the Corporation an investment letter in form and substance satisfactory to the Corporation, (iii) prior to selling or offering for sale any such shares, he or she will furnish the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that such sale may lawfully be made and will furnish the Corporation with such certificates as to factual matters as the Corporation may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

10.
Federal Income Tax Election.  The Employee hereby acknowledges receipt of advice that, pursuant to current federal income tax laws, (i) he or she has thirty (30) days from the date the restricted Common Stock was granted, April 13, 2009, in which to elect to be taxed in the current taxable year on the fair market value of the restricted Common Stock in accordance with the provisions of Internal Revenue Code Section 83(b), and (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restriction Period and the tax will be measured by the fair market value of the restricted Common Stock on the date of the taxable event.  Employee shall notify the Corporation immediately if he or she makes a Section 83(b) election.

11.
Adjustments.  If, after the date of this Agreement, the Common Stock of the Corporation is, as a result of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, then:

(a)
there automatically will be substituted for each share of restricted Common Stock for which the Restriction Period has not ended granted under the Agreement the number and kind of shares of stock or other securities into which each outstanding share is changed or for which each such share is exchanged; and

(b)
the Corporation will make such other adjustments to the securities subject to provisions of the Plan and this Agreement as may be appropriate and equitable; provided, however, that the number of shares of restricted Common Stock will always be a whole number.

12.
Notices.  Each notice relating to this Agreement must be in writing and delivered in person or by registered mail to the Corporation at its office, 201 East Fourth Street, Suite 2000, Cincinnati, Ohio 45202, attention of the Secretary, or at such other place as the Corporation has designated by notice.  All notices to the Employee or other person or persons succeeding to his or her interest will be delivered to the Employee or such other person or persons at the Employee's address below specified or such other address as specified in a notice filed with the Corporation.

13.
Determinations of the Corporation Final.  Any dispute or disagreement which arises under, as a result of, or in any way relates to the interpretation or construction of this Agreement will be determined by the Board of Directors of the Corporation or by a committee appointed by the  Board of Directors of the Corporation (or any successor corporation).  The Employee hereby agrees to accept any such determination as final, binding and conclusive for all purposes.

14.
Successors.  All rights under this Agreement are personal to the Employee and are not transferable except that in the event of the Employee's death, such rights are transferable to the Employee's legal representatives, heirs or legatees.  This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns.

15.
Obligations of the Corporation.  The liability of the Corporation under the Plan and this Agreement is limited to the obligations set forth therein.  No term or provision of the Plan or this Agreement will be construed to impose any liability on the Corporation in favor of the Employee with respect to any loss, cost or expense which the Employee may incur in connection with or arising out of any transaction in connection therewith.

16.	Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Ohio.

17.
Plan.  The Plan will control if there is any conflict between the Plan and this Agreement and on any matters that are not contained in this Agreement.  A copy of the Plan has been provided to the Employee and is incorporated by reference and made a part of this Agreement.  Capitalized terms used but not specifically defined in this Agreement will have the definitions given to them in the Plan.

18.
Entire Agreement.  This Agreement and the Plan supersede any other agreement, whether written or oral, that may have been made or entered into by the Corporation and/or any of its subsidiaries and the Employee relating to the shares of restricted Common Stock that are granted under this Agreement.  Therefore, the agreement as of April 13, 2009 between the Corporation and the Employee with respect to the grant of shares of restricted Common Stock is amended and restated in its entirety.   This Agreement and the Plan constitute the entire agreement by the parties with respect to such matters, and there are no agreements or commitments except as set forth herein and in the Plan.  The Employee hereby consents to any amendment to this Agreement to the extent required to comply with the Bonus Limitations or otherwise comply with the requirements of EESA.

19.
Captions; Counterparts.  The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in any number of counterparts, each of which will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of the day and year first above written.

FIRST FINANCIAL BANCORP.

By:
Claude E. Davis
Title:	President & CEO

Signature of Employee

I hereby direct that all cash dividends to which I am entitled on my shares of restricted Common Stock under the foregoing Agreement as well as all notices and other written communications in connection with such shares be mailed to me at the following address:

Name of Employee

Street Address

City, State, and Zip Code

Social Security Number

Signature of Employee